Exhibit 10.5

RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT, dated as of the ____ day of _______ 20__, between DYCOM INDUSTRIES, INC., a Florida corporation (the “Company”), and ___________________________ (the “Participant”).

WHEREAS, the Participant is an officer or key employee of the Company or one of its Subsidiaries and, subject to the terms and conditions set forth herein, the Company desires to provide the Participant with an additional incentive to remain in its employ and to increase his or her interest in the success of the Company by granting the Participant an Award to receive a certain number of restricted stock units (“RSUs”) entitling the Participant to receive shares of common stock, par value $0.33 1/3 per share, of the Company (the “Common Stock”) under the Company’s 2003 Long-Term Incentive Plan, as amended (the “Plan”);

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

1.	Definitions; Incorporation of Plan Terms.

Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.  This Award Document and the RSUs shall be subject to the Plan, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Award Document, the Plan shall govern.

2.	Grant of RSUs.

Subject to the terms and conditions contained herein and in the Plan, the Company hereby grants the Participant the number of RSUs specified at the foot of the signature page hereof.  Each RSU will entitle the Participant to one share of Common Stock.  The actual number of shares of Common Stock that the Participant receives will be subject to the terms and conditions of the Plan and this Award Document.  For purposes of the Plan and this Award Document, the Date of Grant is the date specified at the foot of the signature page hereof.

3.	Vesting of RSUs.

(a)           Unless previously vested or forfeited in accordance with the terms and conditions contained herein and in the Plan, the RSUs shall vest and become non-forfeitable on _____________ (each a “Vesting Date”); provided that the Participant remains in the employ of the Company or a Subsidiary on the applicable Vesting Date.  Notwithstanding the foregoing, if a Vesting Date falls on a date which is during a trading black-out period with respect to the Common Stock to which the Participant is subject, such Vesting Date shall be delayed until the first day after the expiration of such black-out period.

(b)             The Company will issue the Participant shares of Common Stock in settlement of the vested portion of the RSUs in whole shares of Common Stock within 10 business days following the applicable Vesting Date (rounded up or down to the nearest whole share).  The number of shares issued to the Participant (if any) shall equal the number of shares of Common Stock representing the vested portion of the RSUs receivable by such Participant following the Vesting Date.  All RSUs subject to such Vesting Date will be cancelled upon settlement.

4.	Termination of Employment.

Except to the extent otherwise provided by the Plan or this Award Document, in the event of the Participant’s termination of employment for any reason prior to an applicable Vesting Date, the Participant shall immediately forfeit all unvested RSUs as of the date of such termination.

5.	Nontransferability of the RSUs.

(a) Unless determined otherwise by the Committee, RSUs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner; provided, however, that RSUs shall be transferable, in whole or in part, with the written consent of the Committee, to trusts established wholly or in part for the benefit of the Participant’s immediate family members.  Such transfers are subject to the terms and conditions of the Plan and this Award Document.  The restrictions on transferability set forth above shall not apply to RSUs after the date that such RSUs become vested and non-forfeitable as set forth herein.

(b) Upon each Vesting Date, 50% of the shares of Common Stock underlying the RSUs that vest on such Vesting Date shall be transferable, in whole or in part, by the Participant.  Subject to this Section 5(b), the remaining 50% of the shares of Common Stock underlying the RSUs that vest on such Vesting Date (net of any shares that the Participant may use to satisfy his or her income and employment tax withholding obligations with respect to such RSUs) shall not be transferable, in whole or in part, by the Participant (the “Non Transferable Shares”) until such Vesting Date as the Fair Market Value (based on the closing price of a share  of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange on such Vesting Date) of all Non Transferable Shares held by the Participant, together with all other shares of time vested restricted stock or shares underlying time vested restricted stock units held by the Participant pursuant to prior awards under the Plan or any successor plan, equals or exceeds 100% of the Participant's then annual rate of base salary (the “Restricted Stock Holdings”) as determined by the Committee in its sole discretion; provided, however, that any Non Transferable Shares that vest on the Vesting Date in which the Participant attains his or her Restricted Stock Holdings that exceed such Participant’s Restricted Stock Holdings shall no longer be Non Transferable Shares and shall be transferable, in whole or in part, by the Participant.  Effective as of the date that the Participant attains his or her Restricted Stock Holdings, 100% of the shares of Common Stock underlying the RSUs that vest on each subsequent Vesting Date shall be transferable, in whole or in part, by the Participant.  Subject to Section 5(c), the Participant’s Restricted Stock Holdings shall not be transferable, in whole or in part.  The Committee may, in its sole discretion, allow a Participant to replace Non Transferable Shares with other shares of Common Stock held by the Participant for purposes of satisfying the Restricted Stock Holdings.

(c)           Notwithstanding the foregoing, upon the Participant's termination of employment with the Company or its Subsidiaries for any reason other than death or Disability, such Participant's Restricted Stock Holdings shall not be transferable, in whole or in part, during the 90 day period immediately following such termination of employment.  The date of the Participant's termination of employment with the Company or its Subsidiaries shall be determined by the Committee in its sole discretion.  If the Participant's employment with the Company or its Subsidiaries is terminated by reason of death or Disability, the Participant's Restricted Stock Holdings shall be immediately transferable.

6.	Rights as a Stockholder.

No shares of Common Stock represented by the RSUs will be earmarked for the Participant or his or her account.  The Participant will have no rights as a shareholder with respect to any RSU until the shares of Common Stock underlying the RSU have been issued to such Participant following the applicable Vesting Date, and no adjustment shall be made for dividends or distributions or other rights in respect of any shares of Common Stock until such time as the shares are delivered to the Participant in accordance with this Award Document.  Upon issuance of the shares of Common Stock as of a Vesting Date, the Participant will be the owner of record of such shares and will be entitled to all of the rights of a stockholder of the Company, including the right to vote and the right to receive dividends.

7.	Taxes and Withholdings.

No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to RSUs, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount.

Unless otherwise determined by the Committee, in its sole discretion, in accordance with rules and procedures established by the Committee, the minimum required withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement.  The obligation of the Company under this Award Document shall be conditional upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant to the maximum extent permitted by Code Section 409A.

8.	Notices.

All notices and other communications under this Award Document will be in writing and will be given by hand delivery to the other party or by facsimile, first class mail, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Participant:

at the last known address on record at the Company.

If to the Company:

Dycom Industries, Inc.
11770 U.S. Highway 1

Suite 101

Palm Beach Gardens, Florida  33408

Attention:  General Counsel

or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Section 8.  Notice and communications shall be effective when actually received by the addressee.

9.	Successor.

Except as otherwise provided hereunder, this Award Document shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any transferee or successor of the Participant pursuant to Section 5.

10.	Governing Law.

The interpretation, performance and enforcement of this Award Document shall be governed by the laws of the State of Florida without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Florida.

11.	Severability.

If any provision of this Award Document is held to be illegal or invalid for any reason, such illegality or invalidity will not affect the remaining provisions of this Award Document, but this Award Document shall be construed and enforced as if such illegal or invalid provision had never been included herein.

12.	Corporate Changes; Changes in Capitalization.

(a) Neither the Plan or this Award Document shall affect or restrict in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock (including, without limitation, the RSUs), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)           Notwithstanding any provision of the Plan or this Award Document, the number and kind of shares authorized for issuance under the Plan, including the maximum number of shares available under the special limits provided for in the Plan, will be equitably adjusted in the event of a stock split and may be equitably adjusted in the sole discretion of the Committee in the event of a stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan.  In addition, upon the occurrence of any of the foregoing events, the number and kind of shares subject to a RSUs may be equitably adjusted (including by payment of cash to the Participant) in the sole discretion of the Committee, and will be equitably in the event of a stock split, in order to preserve the benefits or potential benefits intended to be made available to the Participant with respect to such RSUs.  The determination as to what adjustments shall be made in order to preserve the benefits or potential benefits intended to be made available to the Participant with respect to such RSUs shall be made by the Committee, in its sole discretion, and such determination shall be final and binding on all parties.  Unless otherwise determined by the Committee, such adjusted RSUs shall be subject to the same restrictions and vesting or settlement schedule to which it is subject.

13.	Exchange Act.

Notwithstanding anything contained in the Plan or this Award Document to the contrary, if the consummation of any transaction under the Plan or this Award Document would result in the possible imposition of liability on the Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.

14.	Compliance with Code Section 409A.

Notwithstanding anything contained in the Plan or this Award Document to the contrary, to the extent that the right to receive any payment of shares of Common Stock hereunder is deemed to be a “deferral of compensation” within the meaning of Code Section 409A(d)(1) and such payment is to be made in connection with the Participant’s “Separation from Service” within the meaning of Code Section 409A(a)(2)(A)(i), the payment shall be subject to the following:

(i)           If the Participant is a “Specified Employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date of the Participant’s Separation from Service, then no such payment shall be made or commence during the period beginning on the date of the Participant’s Separation from Service and ending on the date that is the six month anniversary of such Separation from Service or, if earlier, on the date of the Participant’s death.  The amount of any payment that would otherwise be paid to the Participant during this period shall instead be paid to the Participant on the fifteenth day following the end of the period.

15.	Amendment.

(a)           Notwithstanding anything herein or in the Plan to the contrary, the Board or the Committee may, at any time, amend or modify this Award Document; provided, however, that no amendment or modification of this Award Document shall materially and adversely alter or impair the rights of the Participant without the consent of the Participant.  The waiver by either party of compliance with any provision of this Award Document shall not operate or be construed as a waiver of any other provision of this Award Document, or of any subsequent breach by such party of a provision of this Award Document.

(b)           Notwithstanding subparagraph (a) above, if the Committee determines in good faith that any provision of the Plan or this Award Document does not satisfy Code Section 409A or could otherwise cause any person to recognize additional taxes, penalties or interest under Code Section 409A, the Committee may, without the consent of any person, modify such provision, to the extent necessary or desirable to ensure compliance with Code Section 409A.  Any such amendment shall maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Code Section 409A.  This Section 15(b) does not create an obligation on the part of the Company to modify the Plan or this Award Document and does not guarantee that any person will not be subject to excise taxes, accelerated taxation, interest or penalties under Code Section 409A.

16.	No Rights to Future Awards or Continued Employment.

The Participant shall not have any claim or right to receive or be eligible to receive any additional Awards under the Plan.  Neither the Plan nor this Award Document nor any action taken or omitted to be taken hereunder or thereunder shall be deemed to create or confer on the Participant any right to be retained in the employ of the Company or to interfere with or to limit in any way the right of the Company to terminate the employment of the Participant at any time.

17.	Entire Agreement.

This Award Document and the Plan set forth the entire agreement and understanding between the parties hereto with respect to the matters covered herein, and supersede all prior agreements and understandings concerning such matters.  This Award Document may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.  The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Award Document.

IN WITNESS WHEREOF, the Company has caused this Award Document to be executed by its duly authorized officer and the Participant has executed this Award Document, both as of the day and year first above written.

DYCOM INDUSTRIES, INC.

By:

PARTICIPANT

<<Name>>

Number of Restricted Stock Units:	Address:

Date of Grant: